Exhibit 99.1

Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. APPOINTS DUANE KURISU AS BOARD MEMBER

HONOLULU, HI January 27, 2012 – Central Pacific Financial Corp. (NYSE: CPF) (the “Company”), parent company of Central Pacific Bank (“CPB”) (the “Bank”), today announced the appointment of Duane K. Kurisu to the CPF board of directors.  Kurisu has served on the Bank board of directors since September 2004, and will continue to serve as a director of both the CPF and CPB boards.

Kurisu is involved in numerous and varied businesses and industries in Hawaii and abroad.  He is a real estate investor and owns and manages office buildings, shopping centers, and industrial parks in Hawaii and Washington.  He is also the Chairman, CEO, and owner of aio, a holding company for brands focused on Hawaii and the Pacific in the areas of media, sports, and food.  The media group consists of: PacificBasin Communications, which publishes a variety of local publications; Watermark Publishing; Talisman LBS, a mobile software company; and Upspring Media, a digital media development and consulting company.  KKEA 1420 AM, KHKA 1500 AM, B. Hayman Co., and Hawaii Winter Baseball comprises the sports group.  Punaluu Bake Shop, Hukilau Restaurants in San Francisco, San Jose, and Hawaii, and Nutricopia, a nutraceutical company headquartered in Vermont are the principal companies in the food group.

Kurisu is also a director of Island Holdings and Oahu Publications and was a former Regent of the University of Hawaii.  He also serves on the boards of numerous community organizations in Hawaii.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $4.1 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 34 branches, 120 ATMs, and a residential mortgage subsidiary in the state of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans”,” “intends,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company and the Bank including the Memorandum of Understanding entered into with the FDIC and the DFI on May 5, 2011; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; threats to the security of our technology software and hardware; changes in our organization and management; changes in tax and accounting policies and practices; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from forward-looking statements, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2010 Form 10-K and 2011 Form 10-Qs.  The Company does not update any of its forward-looking statements except as required by law.

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